UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

202 S. Dean St. Englewood, NJ 07631

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 12, 2018, Jerrick Media Holdings, Inc. (the “Company”), through its placement agent, Network 1 Financial Securities, Inc. (the “Placement Agent”), completed a private placement offering in the aggregate amount of $750,000 (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Conversion Shares”), at a price of $0.20 per share (the “Conversion Price”), and a five-year warrant to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into securities purchase agreements (each a “Securities Purchase Agreement”) with 22 accredited investors (the “Investors”). The aggregate gross proceeds of the Offering is $750,000.00.

The Notes issued to the Investors bear interest at a rate of fifteen percent (15%) per annum and mature on the second (2nd) anniversary of their issuance dates. The Notes are secured by a second priority security interest in the Company’s assets up to $1,000,000.

 If while any of the securities are outstanding, there is not an effective registration statement covering all of the shares underlying the Warrants and shares of the Company’s Common Stock issuable pursuant to the terms of the Note and the Company shall determine to prepare and file with the United States Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 of any of its equity securities, other than on Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Note such Investor requests to be registered.

During the period of the Offering certain existing note holders of the Company that were issued notes totaling $290,925 in unpaid principal and interest (the “Old Debt Obligations”), extinguished such notes in favor of the issuance of Units in the principal aggregate amount of $290,925 (the “New Debt Obligations”).

In connection with the Offering, the Company retained the Placement Agent, a registered FINRA broker dealer, to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company has paid the Placement Agent a cash fee of ninety seven thousand five hundred dollars ($97,500) and issued to the Placement Agent shares of the Company’s common stock equal to ten percent (10%) of the Conversion Shares underlying the Notes issued in connection with this Offering.

The current aggregate net Offering cash proceeds to the Company from the sale of the Units, not including the extinguishing of the Old Debt Obligation in favor of the New Debt Obligation, after deducting the aggregate placement agent fees of approximately $75,000 and other estimated aggregate offering expenses payable by the Company of approximately $22,500, are approximately $652,500.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Form of Securities Purchase Agreement, Form of Note and Form of Warrants, the forms of which are filed herewith or incorporated by reference herein as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 1.01 is hereby incorporated by reference.

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Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
4.1	Form of Warrant (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2018)
10.1	Form of Securities Purchase Agreement*
10.2	Form of Promissory Note*

* filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: February 13, 2018	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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